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EXHIBIT 25

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher J. Amenson, jointly and severally, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Report on Form 10-K, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

SIGNATURE                                   TITLE                                       DATE
---------                                   -----                                       ---

/s/ Christopher J. Amenson                                                        September 7, 2000
----------------------------                Chairman of the Board,              ---------------------
Christopher J. Amenson                      Chief Executive Officer,
                                            President, & Director
/s/ Scott A. Alexander                                                            September 7, 2000
----------------------------                Executive Vice President,           ---------------------
Scott A. Alexander                          Secretary, & Director

/s/ James E. Dixon, Jr.                                                           September 7, 2000
----------------------------                Vice President, Finance &           ---------------------
James E. Dixon, Jr.                         Administration, Treasurer
                                            & Director

/s/ Warren W. Andrews                                                             September 7, 2000
----------------------------                Director                            ---------------------
Warren W. Andrews

/s/ William J. Becker                                                             September 7, 2000
----------------------------                Director                            ---------------------
William J. Becker

/s/ Lawrence A. Bennigson                                                         September 7, 2000
----------------------------                Director                            ---------------------
Lawrence A. Bennigson

/s/ Louis C. Golm                                                                 September 7, 2000
----------------------------                Director                            ---------------------
Louis C. Golm

/s/ Alan F. White                                                                 September 7, 2000
----------------------------                Director                            ---------------------
Alan F. White